Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Fellazo Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fellazo Inc. (the “Company”) as of July 29, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 29, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditors since 2018.

New York, New York

August 2, 2019

FELLAZO INC.

BALANCE SHEET

As of July 29, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$751,267
Cash in trust account	50,000,000
Total Current Assets	50,751,267

TOTAL ASSETS	$50,751,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$40,030
Advances and loan from related parties	253,103
Total Current Liabilities	293,133

Other Liabilities
Deferred underwriter commission payable	1,500,000
Total Other Liabilities	1,500,000

Total Labilities	1,793,133

Commitments
Ordinary shares subject to possible redemption, 4,395,813 shares at redemption value	43,958,133

Stockholders’ Equity
Preferred share, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-
Ordinary share, $0.0001 par value; 100,000,000 shares authorized; 2,306,187 shares issued and outstanding (excluding 4,395,813 shares subject to possible redemption)	230
Additional paid-in capital	5,012,090
Subscription receivable	(100)
Accumulated deficit	(12,219)
Total Stockholders’ Equity	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,751,267

FELLAZO INC.

NOTES TO BALANCE SHEET

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Fellazo Inc. (the “Company”) was incorporated in Cayman Islands on October 5, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry for purposes of consummating a Business Combination, the Company intends to focus its search for target businesses in the health food and supplement sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company’s sponsor is Swipy Ltd, a Cayman Islands exempted company (the “Sponsor”).

As of July 29, 2019, the Company had not commenced any operations. All activity for the period from October 5, 2018 (date of inception) through July 29, 2019 relates to the Company’s formation and the IPO (as defined below) described below. The Company will not generate any operating revenues until after the completion of its Business Combination. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The registration statement for the Company’s IPO was declared effective on July 24, 2019. On July 29, 2019, the Company consummated its initial public offering (“IPO”) of 5,000,000 units (“Units”). Each Unit consists of one ordinary share, $0.0001 par value, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000.

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 214,500 Units. Each Unit consists of one ordinary share, $0.0001 par value, one right to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination and one warrant exercisable to purchase one-half (1/2) of one ordinary share at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $2,145,000.

Following the closing of the IPO on July 29, 2019, an aggregated amount of $50,000,000 from the net proceeds of the sale of the Units in the IPO and the Private Placement was placed in a trust account (“Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our taxes, if any, the fund in the Trust Account will not be released until the earliest of (i) the completion of our Business Combination , (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our Business Combination within 12 months from the closing of our IPO (or up to 21 months from the closing of our IPO if we extend the period of time to consummate a Business Combination, as described in more detail in the Registration Statement) or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of our public shares if we are unable to complete our Business Combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if we extend the period of time to consummate a Business Combination , as described in more detail in the Registration Statement), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account and the deferred underwriters’ discount) at the time of the agreement to enter into the Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the IPO, management has agreed that an amount equal to at least $50,000,000 sold in the IPO, including the proceeds of the Private Placement, will be held in a Trust Account, located in the United States, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

The Company will provide its “public stockholders”, the holders of the outstanding shares of its ordinary stock, par value $0.0001, sold in the IPO (each, a “Public Share”) with the opportunity to redeem all or a portion of their Public Share upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion based on a variety of factors or if the Business Combination would otherwise require a vote. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account plus pro rate share of interest income less taxes payable. These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination, after payment of the deferred underwriting commission and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholder (as defined below) has agreed to vote its Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the IPO in favor of a Business Combination. In addition, the initial stockholder has agreed to waive its redemption right with respect to its Founder Shares (as defined below in Note 5) and Public Shares in connection with the completion of a Business Combination. The underwriters have also agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the combination period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the ordinary stock sold in the IPO, without the prior consent of the Company.

The Company’s Sponsor (the “initial stockholder”) has agreed not to propose an amendment to the Amended and Restated Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of ordinary stock in conjunction with any such amendment.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our Business Combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if we extend the period of time to consummate a Business Combination , as described in more detail in the Registration Statement), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares (as defined below in Note 5) and private placement shares if we fail to complete our Business Combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if we extend the period of time to consummate a Business Combination , as described in more detail in the Registration Statement). However, if our Sponsor acquires public shares after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our Business Combination within the prescribed time period.

The initial stockholder has agreed to waive its liquidation rights with respect to the Founder Shares (as defined below in Note 5) and private placement shares if the Company fails to complete a Business Combination within the combination period. However, if the initial stockholder should acquire Public Shares in or after the IPO, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the combination period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information. All amounts are presented in U.S. dollars.

The Company does not have any income source currently. However, the Company has sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of this balance sheet resulting from successfully consummated its IPO on July 29, 2019.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short -term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $751,267 cash in bank as of July 29, 2019.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The cash balance in the Trust Account was $50,000,000, which is exceed the FDIC insured amount. The Company also had $751,267 cash in bank located in Malaysia, exceeded the Perbadanan Insurance Deposit Malaysia (“PIDM”) coverage of $60,139 (RM250,000). At July 29, 2019, the Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares is classified as stockholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at July 29, 2019, 4,395,813 shares of ordinary shares subject to possible redemption in the amount of $43,958,133 is presented as commitment, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees included through the balance sheet date that are related to the IPO and that were charged to stockholders’ equity upon the completion of the IPO. Accordingly, on July 29, 2019, offering costs totaling $3,699,647 have been charged to stockholders’ equity, consisting of cash of $1,000,000 of underwriting fees and $699,647 of other IPO costs, $1,500,000 of deferred underwriter’s commission, and non-cash charge of $500,000 for the 50,000 shares of the Company’s ordinary shares issued to the underwriter as part of the underwriter compensation. The shares were valued at $10 per shares.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of July 29, 2019, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal or state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the period from October 5, 2018 (date of inception) through December 31, 2018 and for the period from January 1, 2019 to July 29, 2019.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

Pursuant to the IPO, on July 29, 2019, the Company consummated its IPO of 5,000,000 Units. Each Unit consists of one ordinary share, $0.0001 par value, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000.

Private Placement

Our Sponsor has purchased an aggregate of 214,500 Private Placement Units at a price of $10.00 per Unit, in a private placement that was closed simultaneously with the closing of the IPO on July 29, 2019. Each Unit consists of one ordinary share, $0.0001 par value, one right granting the holder thereof the right to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination, and one warrant (“Private Placement Warrant”) exercisable to purchase one-half (1/2) of one ordinary share at a price of $11.50 per whole share. $2,145,000 proceeds we received from the Private Placement was hold in the Trust Account.

NOTE 4 — CASH IN TRUST ACCOUNT

The rules of the NASDAQ provide that at least 90% of the gross proceeds from the above IPO and the private placement be deposited in a Trust Account. Of the net proceeds we will receive from the IPO and the Private Placement described in above, $50,000,000, be deposited into a segregated Trust Account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The funds in the Trust Account will be invested only in specified U.S. government treasury bills or in specified money market funds. No proceeds held in the Trust Account will be available for our use, except the withdrawal of interest to pay taxes unless and until we complete our Business Combination.

The cash in the Trust Account will not released until the earliest of (i) the completion of our Business Combination , (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our Business Combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if we extend the period of time to consummate a Business Combination, as described in more detail in the Registration Statement) or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of our public shares if we are unable to complete our Business Combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if we extend the period of time to consummate a Business Combination, as described in more detail in the Registration Statement), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On October 5, 2018, the Company issued 10,000 shares to each of Anderson Toh Heng Hee, its then Chief Executive Officer (its current Chief Operating Officer), and Jonathan Chong Peng Fai, its Chief Financial Officer at a price of $1.00 per share.

In March 2019, the Company repurchased the 10,000 shares from Anderson Toh Heng Hee and Jonathan Chong Peng Fai at a purchase price of $1.00 per share.

In March 2019, our Sponsor purchased 1,437,500 founder shares (“Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.02 per share. The purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the company by the number of Founder Shares issued.

By its ownership of Founder Shares and the Units sold in Private Placement, our Sponsor owns approximately 25% of our issued and outstanding shares after the IPO (assuming additional purchase options be unexercised by underwriter and the Sponsor).

Related Party Loan

As of July 29, 2019, our Sponsor had advanced to us an aggregate amount of $125,000. In March 2019, we issued to our Sponsor a promissory note for up to $125,000, which amount includes the $125,000 previously advanced fund, to be loaned to us in one or more drawdowns. Such loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2019 or the closing of the IPO. The loans will be repaid upon the closing of the IPO from the proceeds of the IPO not held in the Trust Account.

As of July 29, 2019, the Company’s two directors made a loan of $128,103 to the Company for working capital needs. The directors’ borrowing is short-term in nature, non-interest bearing, unsecured and repayable on demand.

Administrative Support Agreement

We entered into an Administrative Services Agreement (“Service Agreement”) with our Sponsor on July 24, 2019. Pursuant to the Service Agreement, commencing on the date the securities of the Company are listed on the Nasdaq Capital Market, our Sponsor will provide the Company certain office space, administrative support, and employees of the Sponsor and other support may be reasonably required by the Company from time to time, including in connection with due diligence and related services in connection with the Company’s search for a target company. In exchange, the Company will pay a total of $10,000 per month for office space, administrative and support services until the earlier date of the consummation of a Business Combination or the Company’s liquidation.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, and Private Placement Units (and any securities underlying the Private Placement Units) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Agreement with Underwriter

Over-allotment option

The Company will grant the underwriters a 45-day option from the date of the final prospectus to purchase up to 750,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.

Underwriting discount

The underwriter will be entitled to an underwriting discount of: (i) $0.20 per Unit, or up to $1.00 million in the aggregate (or up to approximately $1.15 million in the aggregate if the underwriters’ over-allotment option is exercised in full); (ii) 50,000 ordinary shares in the aggregate (or up to 57,500 ordinary shares in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the IPO. An additional fee of $0.30 per Unit, or up to $1.50 million in the aggregate (or up to approximately $1.725 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions.

Unit purchase option

We have agreed to sell to the underwriters (and/or their designees), for $100, an option to purchase a total of 250,000 Units (or up to 287,500 Units if the over-allotment option is exercised in full), exercisable at $11.0 per Unit (or an aggregate exercise price of $2,750,000 (or $3,162,500 if the over-allotment option is exercised in full)) upon the closing of the IPO. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, at any time, in whole or in part, during the period commencing on the later of the first anniversary of the effective date of the Registration Statement and the closing of our Business Combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, neither the option nor the warrants underlying the option shall be exercisable after the five-year anniversary of the effective date of the Registration Statement, and the warrants underlying the unit purchase option will be exercisable on a cashless basis at any time. The option and such Units purchased pursuant to the option, as well as the shares underlying such units, the warrants included in such Units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the Registration Statement pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the Registration Statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holder demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the Registration Statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of Units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire and become worthless.

The exercise price and number of Units issuable upon exercise of the option (and the underlying securities) may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares at a price below its exercise price.

NOTE 7 — STOCKHOLDER’S EQUITY

Capital Stock

On October 5, 2018, the Company issued 10,000 shares to each of Anderson Toh Heng Hee, its then Chief Executive Officer (its current Chief Operating Officer), and Jonathan Chong Peng Fai, its Chief Financial Officer at a price of $1.00 per share.

In March 2019, the Company repurchased 10,000 shares from Anderson Toh Heng Hee and Jonathan Chong Peng Fai at a purchase price of $1.00 per share.

In March 2019, we amended and restated our memorandum and articles of association to increase our authorized capital stock from 50,000 ordinary shares with a par value of $1.00 per share to 100,000,000 ordinary shares with a par value of $0.0001 per share and 1,000,000 preference shares with a par value of $0.0001 per share.

In March 2019, our Sponsor purchased 1,437,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.02 per share.

On July 29, 2019, the Company consummated its IPO of 5,000,000 Units. Each Unit consists of one ordinary share, $0.0001 par value, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per share.

On July 29, 2019, the Company consummated Private Placement of 214,500 Units. Each Unit consists of one ordinary share, $0.0001 par value, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per share.

Public Warrants

Each warrant entitles the registered holder to purchase one-half (1/2) of one ordinary share at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the date of the final prospectus or the completion of a Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the ordinary share underlying such Unit.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption (excluding the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the ordinary shares equal or exceed $16.50 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.50 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

Private Placement Warrants

The Private Placement Warrants (including the ordinary shares issuable upon exercise of the Private Placement Warrants ) will not be transferable, assignable or salable until the completion of our Business Combination (except, among other limited exceptions as described elsewhere in the Registration Statement under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units,” to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the IPO. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Rights

Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

NOTE 8 — SUBSEQUENT EVENTS

 On August 1, 2019, the underwriter notified the Company that they were intended to exercise the over-allotment option. (Note 6, COMMITMENTS AND CONTINGENCIES Agreement with Underwriter)